Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors of our reports dated March 1, 2011 with respect to the consolidated financial statements and schedule of IAC/InterActiveCorp and the effectiveness of internal controls over financial reporting of IAC/InterActiveCorp, included in the Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/Ernst & Young LLP

New York, New York

May 23, 2011